Exhibit 3.45

ARTICLES OF INCORPORATION
OF
[               ], INC.

The undersigned, desiring to form a corporation (hereinafter referred to as “Corporation”) pursuant to the provisions of [Indiana Business Corporation Law/ Indiana Professional Corporation Act 1983, Indiana Code 23-1.5-1-1, et seq. (Professional corporations must include Certificate of Registration.)] as amended, executes the following Articles of Incorporation:

ARTICLE I - NAME AND PRINCIPAL OFFICE

The name of the corporation is [              ], Inc. (hereinafter, the “Corporation”).

The principal office is [     ].

ARTICLE II - REGISTERED OFFICE AND AGENT

The name and street address of the Corporation’s Registered Agent and Registered Office for service of process are [    ].

ARTICLE III - AUTHORIZED SHARES

Number of shares the Corporation is authorized to issue:

ARTICLE IV - INCORPORATORS

The names of and addresses of each of the Incorporators are [   ].

Signature of incorporator	Printed name

This instrument was prepared by:[    ]

Address: [     ]